Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports First Quarter 2017 Financial Results

Record quarterly revenue of $30.6 million reflects 22% year-over-year growth or 24% at constant currency

Company increases net income and EPS guidance

WALTHAM, MA – May 4, 2017 – Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its first quarter ended March 31, 2017. Detailed in this press release are the Company’s performance highlights for the quarter, followed by financial guidance for the year 2017 and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said “We had a strong start to the year, reporting first quarter revenue growth of 24% at constant currency. Our Chromatography and Filtration businesses were major drivers of growth in the quarter, with our two acquisitions from 2016 – Atoll GmbH and TangenX Technology Corporation – contributing to the overall success. With a positive outlook for 2017, we are today reaffirming our full year revenue guidance and increasing our net income and EPS guidance.”

Financial Highlights for the First Quarter of 2017

REVENUE

•	Revenue for the first quarter of 2017 increased to $30.6 million compared to $25.1 million for the first quarter of 2016, a year-over-year gain of 22% as recorded, or 24% at constant currency.

GROSS PROFIT and GROSS MARGIN

•	Gross profit for the first quarter of 2017 was $16.6 million, a year-over-year increase of $2.6 million, representing 54.3% gross margin. This compares to first quarter of 2016 gross profit of $14.0 million and 55.9% gross margin.

•	Gross profit figures for the first quarter of 2017 include inventory step-up charges of $224,000 related to our December 2016 acquisition of TangenX Technology Corporation (“TangenX”), which had a negative impact of 0.7% on gross margin. There were no inventory step-up charges in the first quarter of 2016, and no additional TangenX inventory step-up charges are expected in 2017.

OPERATING INCOME

•	Operating income (GAAP) for the first quarter of 2017 was $5.7 million, a year-over-year increase of $2.2 million, or 64%.

•	Adjusted operating income (non-GAAP) for the first quarter of 2017 was $6.8 million, a year-over-year increase of $0.5 million.

•

First quarter of 2017 adjustments to operating income totaled $1.1 million compared to $2.8 million for the first quarter of 2016. First quarter of 2017 adjustments included $0.4 million of acquisition costs and $0.7 million of intangible amortization expenses ($0.1 million in cost of goods and $0.6 million in G&A). First quarter of 2016 adjustments included $0.4 million of acquisition costs, $0.4 million of intangible amortization expenses ($0.1 million in cost of goods and $0.3 million in G&A) and $2.0 million of contingent consideration expense related to sales of our XCell™ ATF Systems. We do not expect to incur any contingent consideration expense in 2017.

NET INCOME

•	Net income (GAAP) for the first quarter of 2017 was $3.1 million, a year-over-year increase of $1.4 million or 89%, compared to net income of $1.6 million for the 2016 period.

•	Adjusted net income (non-GAAP) for the first quarter of 2017 was $5.1 million, a year-over-year increase of $0.7 million or 17%, compared to adjusted net income of $4.3 million for the 2016 period.

EARNINGS PER SHARE

•	Earnings per share (GAAP) for the first quarter of 2017 were $0.09 on a fully diluted basis, an 84% increase from $0.05 for the 2016 period.

•	Adjusted EPS (non-GAAP) for the first quarter of 2017 was $0.15 per fully diluted share, a 14% increase from $0.13 for the 2016 period.

Adjusted net income and adjusted EPS figures, detailed in the reconciliation tables accompanying this release, exclude the impact of the above mentioned acquisition costs, intangible amortization expenses and contingent consideration expenses. In addition, these figures exclude the non-cash portion of debt-related interest expense ($1.0 million during the first quarter of 2017) and the tax effect of intangible amortization (negative $0.1 million for each of the first quarters of 2016 and 2017).

EBITDA

•	EBITDA, a non-GAAP financial measure, for the first quarter of 2017 was $7.2 million, a 98% increase from $3.6 million for the first quarter of 2016.

•	Adjusted EBITDA (non-GAAP) for the first quarter of 2017 was $7.6 million, a 26% increase from $6.0 million for the first quarter of 2016.

CASH

•	Our cash, cash equivalents and marketable securities at March 31, 2017 were $141.8 million.

Financial Guidance for 2017

Based on our current projections, we are adjusting our income tax guidance and increasing our net income and earnings per share guidance for the year 2017. We are otherwise maintaining our financial guidance as provided on our February 22 earnings call. Our current guidance is based on expectations for our existing business and does not include the financial impact of potential new acquisitions or future fluctuations in foreign currency exchange rates.

As a reminder, as of this first quarter of 2017 earnings report we are excluding intangible amortization costs from our non-GAAP reporting, on the basis that our recent acquisitions and potential new acquisitions are creating higher levels of this non-cash non-operational expense. Intangible amortization was not excluded in our 2016 non-GAAP reporting and therefore, we are providing restated GAAP to non-GAAP reconciliation tables for 2016, starting with this first quarter report. We expect intangible amortization expense of approximately $2.9 million for the year 2017 ($0.6 million in cost of goods, $2.3 million in G&A). In 2016, actual intangible amortization expense was $2.1 million ($0.6 million in cost of goods, $1.5 million in G&A).

Financial guidance highlights for the year 2017:

•	We are reaffirming our revenue guidance of $121-$126 million, reflecting revenue growth of 16%-21%, or 18%-23% at constant currency. We are also reaffirming our guidance for GAAP gross margin in the range of 55%-56% and adjusted gross margin in the range of 55.5%-56.5%.

•	We are adjusting our guidance for income tax, reflecting a decrease of $0.5 million from our previous guidance. As a result:

•	We expect GAAP income tax of $5.0-$5.5 million and adjusted income tax of $5.5-$6.0 million.

•	We are raising GAAP net income guidance to $11.5-$13.5 million, an increase of $0.5 from our previous guidance of $11-$13 million. We are also raising adjusted net income guidance to $18.5-$20.5 million, an increase of $0.5 million from our previous guidance of $18-$21 million.

•	We are raising fully diluted GAAP EPS guidance to $0.36-$0.41, an increase of $0.01 from our previous guidance of $0.35-$0.40. We are also raising our adjusted EPS guidance to $0.55-$0.60, an increase of $0.01 from our previous guidance of $0.54-$0.59.

Our non-GAAP guidance excludes the following items:

•	$2.9 million estimated intangible amortization expense; $0.6 million in cost of goods and $2.2 million in G&A.

•	$0.4 million estimated acquisition expenses (G&A) associated with the TangenX acquisition.

•	$4.0 million of non-cash interest expense (Other Income/Expense) related to our debt financing.

Conference Call

Repligen will host a conference call and webcast today, May 4, 2017, at 8:30 a.m. EDT, to discuss first quarter of 2017 financial results and corporate developments. The conference call will be accessible by dialing toll-free (844) 835-7432 for domestic callers or (404) 537-3372 for international callers. Dial-in participants must provide the passcode 11424546. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Replay listeners must provide the passcode 11424546.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency, adjusted income from operations, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted net income and adjusted earnings per diluted share (EPS). The Company provides revenue growth rates in constant currency to exclude the impact of foreign currency translation in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The Company’s non-GAAP measures exclude the impact of contingent consideration related to the Company’s June 2014 asset purchase agreement with Refine Technology, the impact of acquisition costs related to the Company’s April 2016 acquisition of Atoll GmBH and December 2016 acquisition of TangenX Technology Corporation, the impact of intangible amortization costs, the impact of non-cash, and in the case of EBITDA, cash interest expense related to the Company’s May 2016 convertible debt issuance. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded. Refine contingent consideration was triggered by the achievement of annual XCell™ ATF system sales milestones through the year 2016.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a bioprocessing company focused on the development, manufacture and commercialization of highly innovative products used to improve the interconnected phases of the biological drug manufacturing process. Our portfolio includes protein products (Protein A affinity ligands, cell culture growth factors), chromatography products (OPUS® pre-packed columns, chromatography resins, ELISA kits) and filtration products (XCell™ ATF Systems, TangenX™ Sius™ TFF cassettes). Our bioprocessing products are sold to major life sciences companies, biopharmaceutical development companies and contract manufacturing organizations worldwide. The Protein A ligands and growth factor products that we manufacture are components of chromatography resins and cell culture media, respectively. We are the leading manufacturer of Protein A ligands, a critical component of Protein A resins that are the industry standard for downstream separation and purification of monoclonal antibody-based therapeutics. Our growth factors are used in upstream processes to accelerate cell growth and productivity. Our innovative line of OPUS® chromatography columns, used in downstream processes for bench-scale through clinical-scale purification needs, are delivered pre-packed with our customers’ choice of resin and bed height. Our XCell™ ATF Systems, available in stainless steel and single-use configurations, continuously eliminate waste from a bioreactor to concentrate cells and increase productivity in upstream processes. TangenX Sius™ TFF single-use cassettes and hardware are used for biologic drug concentration in downstream processes. Repligen’s corporate headquarters are in Waltham, MA (USA) and our manufacturing facilities are located in Waltham, MA, Shrewsbury, MA, Lund, Sweden and Weingarten, Germany.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, the potential impairment of future earnings, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources and financing plans constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to develop and commercialize products and the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Senior Director Investor Relations

(781) 419-1881

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(unaudited)
(in thousands, except share and per share data)	Three months ended March 31,
	2017	2016

Revenue:
Product revenue	$30,569	$25,094
Royalty and other revenue	21	—

Total revenue	30,590	25,094

Costs and expenses:
Cost of product revenue	13,990	11,069
Research and development	1,742	1,539
Selling, general and administrative	9,182	7,018
Contingent consideration - fair value adjustments	—	2,005

	24,914	21,631

Income from operations	5,676	3,463
Investment income	96	61
Interest expense	(1,585)	(5)
Other (expense) income	(120)	(979)

Income before income taxes	4,067	2,540
	999	915

Net income	$3,068	$1,625

Earnings per share:
Basic	$0.09	$0.05

Diluted	$0.09	$0.05

Weighted average shares outstanding:
Basic	33,891,702	33,024,681

Diluted	34,382,322	33,493,575

Balance Sheet Data:	March 31, 2017	December 31, 2016

Cash, cash equivalents and marketable securities*	$141,843	$141,780
Working capital	172,048	163,078
Total assets	290,628	288,913
Long-term obligations	100,086	99,074
Accumulated deficit	(56,793)	(59,861)
Stockholders’ equity	176,791	168,764

*	does not include restricted cash

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited)

(in thousands)	Three months ended March 31,
	2017	2016

GAAP INCOME FROM OPERATIONS	$5,676	$3,463

ADJUSTMENTS TO INCOME FROM OPERATIONS:
Acquisition costs	402	393
Intangible amortization	715	399
Contingent consideration - fair value adjustments	—	2,005

ADJUSTED INCOME FROM OPERATIONS	$6,793	$6,260

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited)

(in thousands)	Three months ended March 31,
	2017	2016

GAAP NET INCOME	$3,068	$1,625

ADJUSTMENTS TO NET INCOME:
Acquisition costs	402	393
Contingent consideration - fair value adjustments	—	2,005
Intangible amortization	715	399
Non-cash interest expense	970	—
Tax effect of intangible amortization	(101)	(104)

ADJUSTED NET INCOME	$5,054	$4,318

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three months ended March 31,
	2017	2016

GAAP NET INCOME PER SHARE - DILUTED	$0.09	$0.05

ADJUSTMENTS TO NET INCOME PER SHARE - DILUTED:
Acquisition costs	0.01	0.01
Contingent consideration - fair value adjustments	—	0.06
Intangible amortization	0.02	0.01
Non-cash interest expense	0.03	—
Tax effect of intangible amortization	(0.00)	(0.00)

ADJUSTED NET INCOME PER SHARE - DILUTED	$0.15	$0.13

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Unaudited)

(in thousands)	Three months ended March 31,
	2017	2016

GAAP NET INCOME	$3,068	$1,625

ADJUSTMENTS:
Investment Income	(96)	(61)
Interest Expense	1,585	5
Tax Provision	999	915
Depreciation	928	751
Amortization	715	399

EBITDA	7,199	3,634

OTHER ADJUSTMENTS:
Acquisition costs	402	393
Contingent consideration - fair value adjustments	—	2,005

ADJUSTED EBITDA	$7,601	$6,032

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